UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010 (May 13, 2010)

Corrections Corporation of America
 (Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 263-3000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2010, Corrections Corporation of America, a Maryland corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”), for which the Board of Directors solicited proxies, at 10:00 a.m. local time at the Company’s headquarters located at 10 Burton Hills Boulevard, Nashville, Tennessee. At the Annual Meeting, the stockholders voted on the following proposals as described in the Company’s Proxy Statement dated March 31, 2010. A total of 100,299,297 of the Company’s common stock, out of a total of 115,327,525 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies at the Annual Meeting. The proposals voted on and approved by the stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

The election of 13 persons, named in the Proxy Statement, to serve as members of the Company’s Board of Directors until the Annual Meeting of Stockholders in 2011. The following is a list of the directors elected at the Annual Meeting with the number of votes “For” and “Withheld”, as well as the number of “Broker Non-Votes”:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
John D. Ferguson	90,369,680	2,167,983	8,081,375
Damon T. Hininger	92,174,046	363,617	8,081,375
Donna M. Alvarado	92,010,705	526,958	8,081,375
William F. Andrews	89,802,725	2,734,939	8,081,375
John D. Correnti	90,974,102	1,563,561	8,081,375
Dennis W. DeConcini	92,155,757	381,906	8,081,375
John R. Horne	90,971,760	1,565,903	8,081,375
C. Michael Jacobi	91,412,487	1,125,176	8,081,375
Thurgood Marshall, Jr.	92,173,288	364,375	8,081,375
Charles L. Overby	92,014,342	523,321	8,081,375
John R. Prann, Jr.	90,973,859	1,563,804	8,081,375
Joseph V. Russell	90,851,283	1,686,380	8,081,375
Henri L. Wedell	92,015,474	522,189	8,081,375

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS
97,278,087	2,964,289	56,921

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 14, 2010	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger

Todd J Mullenger Executive Vice President and Chief Financial Officer